UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):           February 20, 2015

XL GROUP
Public Limited Company
(Exact name of registrant as specified in its charter)

Ireland	1-10804	98-0665416

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

XL House, 8 St. Stephen’s Green, Dublin, Ireland	2

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: +353 (1) 400-5500

Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) XL Group plc (the "Company") announced that Ms. Sarah Street, Executive Vice President, Chief Investment Officer of the Company, informed the Company of her decision to move from her current role and assume other responsibilities with the Company effective as of the closing of the Company's proposed acquisition of Catlin Group Limited (the "Acquisition"). Having led XL's Investment Team for the past eight years, Ms. Street had expressed an interest in working in a different role at XL in line with her prior and ongoing strategy and innovation responsibilities. In her new role, Ms. Street will partner with members of the Company's leadership team post-closing to establish the Company's Strategy Council, continue as Non-Executive Chairman of New Ocean Capital Management Limited, the Company's Insurance Linked Securities Manager, assist in the further build-out of other alternative capital efforts, and continue to lead key-innovation initiatives. Benji Meuli, currently Catlin's CFO, is expected to assume the role of Chief Investment Officer effective upon closing of the Acquisition. The Acquisition is subject to customary closing conditions including the receipt of competition and regulatory approvals.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date:     February 20, 2015

XL Group plc (Registrant)

By:	/s/ Kirstin Gould

Name: Kirstin Gould
Title: General Counsel and Secretary